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                                                                       EXHIBIT C
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                                January 11, 2000



Fountainhead Development Corp., Inc.
100 Tour de France
Braselton, Georgia 30517


     The undersigned directors of Ridgewood Hotels, Inc., a Delaware corporation ("Ridgewood"), each hereby agrees to refrain from taking any action as a member of the Board of Directors of Ridgewood, including without limitation the appointment of any additional directors, the removal or appointment of any new or additional officers or the issuance of any shares other than those issued to Fountainhead Development Corp., Inc., until the effectiveness of the election of Henk Evers, Sheldon Misher, Nancy Panoz and Donald Panoz to the Board of Directors of Ridgewood, except to the extent any such action shall be essential for the continued operation of the business of Ridgewood.



                                    /s/ N. Russ Walden
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                                    N. Russ Walden


                                    /s/ Luther J. Henderson
                                    ------------------------------------
                                    Luther J. Henderson


                                    /s/ Michael Earley
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                                    Michael Earley